UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

CHENIERE ENERGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street, Suite 1900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2016, Cheniere Corpus Christi Holdings, LLC (“CCH”), an indirect, wholly-owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), closed a $350 million Working Capital Facility Agreement, among CCH, as borrower, CCH’s subsidiaries Corpus Christi Liquefaction, LLC (“CCL”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”) and Corpus Christi Pipeline GP, LLC (“CCP GP” and together with CCL and CCP, the “Guarantors”), as guarantors, The Bank of Nova Scotia, as Working Capital Facility Agent (the “Working Capital Facility Agent”), The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation, as Issuing Banks, Mizuho Bank, Ltd., as Swing Line Lender, and the lenders party thereto from time to time (the “Working Capital Facility”). The lenders and their affiliates have provided and may provide, from time to time in the future, certain financial services to CCH and its affiliates, for which they may receive advisory or transaction fees, as applicable, of the nature and in amounts customary in the industry for these financial services.

The Working Capital Facility is intended to be used for loans (“Working Capital Loans”) to, and the issuance of letters of credit (“Letters of Credit”) on behalf of, CCH, as well as for swing line loans to CCH (“Swing Line Loans”), for certain working capital requirements related to developing and placing into operation CCL’s natural gas liquefaction facilities and CCP’s natural gas pipeline and related facilities near Corpus Christi, Texas (the “CCL Project”).

The Working Capital Facility will be used for (i) payment of gas purchase, transportation and storage expenses (including to meet credit support requirements under gas purchase, transportation or storage agreements); (ii) funding of debt service reserves; (iii) other working capital and other general corporate purposes; and (iv) the payment of transaction fees and expenses. Up to $75 million of the Working Capital Facility may be used for general corporate purposes of CCH (the “General Corporate Purposes Sublimit”). Swing Line Loans may be made in an amount of up to $25 million (the “Swing Line Sublimit”). The Swing Line Sublimit is part of, and not in addition to, the entire aggregate principal amount of the Working Capital Facility. The entire amount of the Working Capital Facility will be available for the issuance of Letters of Credit.

The Working Capital Facility allows CCH to request incremental commitments of up to the maximum allowed under the Common Terms Agreement (as defined below) for the Working Capital Facility, subject to customary conditions precedent. Upon any increase in the size of the Working Capital Facility, the General Corporate Purposes Sublimit will be increased in an aggregate amount of up to $250 million.

Conditions Precedent to Extensions of Credit

Advances and issuances of letters of credit under the Working Capital Facility are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, perfection of security interests, payment of applicable fees and expenses, and certifications as to construction progress of the CCL Project.

Interest and Fees

Loans under the Working Capital Facility, including Working Capital Loans, Swing Line Loans and any loans deemed made in connection with a draw upon any Letter of Credit (“LC Loans”) (collectively, the “Revolving Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate and (c) one-month LIBOR plus 0.50%), plus the applicable margin. The applicable margin for LIBOR Revolving Loans ranges from 1.50% to 2.0%, and the applicable margin for base rate Revolving Loans ranges from 0.50% to 1.00%, in each case, based on CCH’s debt ratings then in effect. Interest on Swing Line Loans, Working Capital Loans and LC Loans is due and payable on the date such loans become due. Interest on LIBOR Revolving Loans is also due and payable at the end of each LIBOR period, and interest on base rate Revolving Loans is also due and payable at the end of each calendar quarter.

CCH will pay (i) a commitment fee on the average daily amount of the excess of the total commitment amount over the principal amount outstanding without giving effect to any outstanding Swing Line Loans in an amount equal to an annual rate of 40% of the applicable margin for LIBOR Revolving Loans; (ii) a letter of credit fee equal to an annual rate equal to the applicable margin for LIBOR Revolving Loans on the undrawn portion of all letters of credit issued under the Working Capital Facility; and (iii) a letter of credit fronting fee to each Issuing Bank in an amount equal to an annual rate of 0.20% of the undrawn portion of all letters of credit issued by such Issuing Bank. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any letters of credit issued under the Working Capital Facility and CCH does not elect for such draw to be deemed an LC Loan (an “LC Draw”), CCH is required to pay the full amount of the LC Draw on or prior to 12:00 p.m., New York City time, on the business day immediately succeeding its timely receipt of notice of the LC Draw. Any such LC Draw shall bear interest at an annual rate equal to the base rate plus 2.0%.

In connection with the Working Capital Facility, CCH will pay upfront fees to the agents and lenders under the Working Capital Facility together with additional transaction fees in the aggregate amount of approximately $8.0 million. Annual administrative fees must also be paid to the Working Capital Facility Agent and the Swing Line Lender under the Working Capital Facility.

Repayments

The Working Capital Facility matures on December 14, 2021 (the “Maturity Date”). LC Loans have a term of up to one year. Swing Line Loans terminate upon the earliest to occur of (a) the Maturity Date or earlier termination of the Working Capital Facility, (b) the date 15 days after such Swing Line Loan is made and (c) the first borrowing date for a Working Capital Loan or Swing Line Loan occurring at least four business days following the date such Swing Line Loan was made.

CCH is required to reduce the aggregate outstanding principal amount of all Working Capital Loans to zero for a period of five consecutive business days at least once each year. CCH may prepay the Revolving Loans at any time without premium or penalty upon three business days’ notice.

Covenants and Events of Default

The Working Capital Facility generally incorporates the representations, warranties, covenants, reporting requirements and mandatory prepayment provisions of the Common Terms Agreement, dated as of May 13, 2015, among CCH and certain other parties thereto and Société Générale, as security trustee and intercreditor agent (the “Common Terms Agreement”), which was previously disclosed in Cheniere’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2015. Upon the discharge of all debt governed by the Common Terms Agreement (other than the Working Capital Facility), the representations, warranties and covenants in the Common Terms Agreement will no longer apply and will be replaced with the representations, warranties and covenants contained in the Working Capital Facility, which address matters customary in project financings and are generally less restrictive than those in the Common Terms Agreement. The Working Capital Facility includes customary events of default which are subject to customary grace periods and materiality standards.

Collateral

The Revolving Loans, CCH’s existing term loan facility, obligations under the interest rate protection agreement entered into in connection with the term loan facility, and CCH’s senior notes (collectively, the “CCH Secured Obligations”) are secured on a pari passu basis by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of CCH and the Guarantors. In addition, the CCH Secured Obligations are secured by a pledge of all of the membership interests in CCH and each of the Guarantors. CCH is also required to establish and maintain certain deposit accounts which are subject to the control of Société Générale, as security trustee. The Revolving Loan proceeds and other receipts will be deposited into these accounts or applied directly for the purposes for which they are borrowed. The liens securing the CCH Secured Obligations are evidenced by customary mortgage and other security documents and are subject to customary intercreditor arrangements.

The foregoing description of the Working Capital Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1	Working Capital Facility Agreement, dated as of December 14, 2016, among CCH, the Guarantors, The Bank of Nova Scotia, as Working Capital Facility Agent, The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation, as Issuing Banks, Mizuho Bank, Ltd., as Swing Line Lender, and the lenders party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: December 20, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Working Capital Facility Agreement, dated as of December 14, 2016, among CCH, the Guarantors, The Bank of Nova Scotia, as Working Capital Facility Agent, The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation, as Issuing Banks, Mizuho Bank, Ltd., as Swing Line Lender, and the lenders party thereto from time to time.